UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 11, 2010
Date of Report (Date of earliest event reported)
CCFNB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19028	23-2254643

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
232 East Street
Bloomsburg, PA 17815
(Address of principal executive offices)
570-784-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 11, 2010, CCFNB Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following items stated in the Proxy Statement dated March 30, 2010.
The items voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:
Item No. 1. In accordance with voting results as set forth below, the Company’s shareholders elected Lance O. Diehl, Glenn E. Halterman, Joanne I. Keenan, W. Bruce McMichael, Jr. and Charles B. Pursel as Class Two Directors for a term of three years:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Lance O. Diehl	1,459,297	44,421	292,347
Glenn E. Halterman	1,459,179	35,383	292,347
Joanne I. Keenan	1,408,265	95,453	292,347
W. Bruce McMichael, Jr.	1,462,884	38,639	292,347
Charles B. Pursel	1,406,776	96,942	292,347
Robert L. Reed	2,195	0	0
Item No. 2. In accordance with the voting results set forth below, the Company’s shareholders ratified the appointment of J. H. Williams & Co., LLP, Certified Public Accountants, of Kingston, Pennsylvania, as the Company’s independent registered public accounting firm for 2010:

Votes	Votes	Votes	Broker
For	Against	Withheld	Non-Votes
1,742,785	21,215	3,472	0
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 11, 2010	CCFNB Bancorp, Inc.
	By:	/s/ Jeffrey T. Arnold
		Name:	Jeffrey T. Arnold, CPA,CIA
		Title:	Chief Financial Officer

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